THIRD AMENDMENT TO
2003 AMENDED AND RESTATED CREDIT AGREEMENT

Parties:
"CoBank”:
CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
"Borrower” :
National Cooperative Refinery Association
2000 Main Street
P.O. Box 1404
McPherson, Kansas 67460
"Syndication Parties”:
Whose signatures appear below
Execution Date:
December 13, 2006
Recitals:

A. CoBank (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain 2003 Amended and Restated Credit Agreement dated as of December 16, 2003, and that certain First Amendment to 2003 Amended and Restated Credit Agreement dated December 15, 2005, and that certain Second Amendment to 2003 Amended and Restated Credit Agreement dated June 30, 2006 (as so amended, and as further amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which CoBank and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties make certain modifications to the Credit Agreement with respect to anticipated bond financing, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Third Amendment to 2003 Amended and Restated Credit Agreement (“Third Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1
Section 1.82 is amended to read as follows:
1.82
2- Year Maturity Date: December 16, 2007.
1.2
The following new Section is added to Article 1 reading as follows:

1.85 Bonds: the Taxable Industrial Revenue Bonds Series 2006 (National Cooperative Refinery Association) in the principal amount of $325,000,000.00 issued by the City of McPherson, Kansas pursuant to that certain Trust Indenture between the City of McPherson, Kansas, as Issuer, and Security Bank of Kansas City, as Trustee.

1.3
Sections 11.1 and 11.4 are amended to read as follows:

11.1 Borrowing, Borrower shall not create, incur, assume or permit to exist, directly’or indirectly, any Indebtedness, except for: (a) Indebtedness of Borrower arising under this Credit Agreement and the other Loan Documents; (b) trade payables arising in the ordinary course of business; (c) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (d) Indebtedness on the date hereof as set forth in Exhibit 11.1 attached hereto; (e) Indebtedness arising out of Subordinated Member Loans; (f) a loan, not included within the coverage of clause (e) of this Section, of up to $150,000,000.00 in the aggregate from one or more Members so long as, through documentation approved by the Administrative Agent (which will, at the discretion of the Administrative Agent, require execution thereof by the Members making such loan), such amount is subordinated to all amounts owing hereunder, and upon the occurrence of an Event of Default hereunder, payment of any principal or interest under such loan from Members is prohibited until such time as either (i) such Event of Default has been (A) cured to the sole satisfaction of the Administrative Agent prior to the Administrative Agent having given Borrower notice that the entire amount owing hereunder has been accelerated and is immediately due and payable on account of such Event of Default, or (B) waived in compliance with the provisions of Section 14.8 hereof, or (ii) Borrower has (A) taken all action regarding the Cash Collateral Account as required by Section 3.6 hereof, and (B) paid in full all Bank Debt owing at such time; (g) Indebtedness under the Bonds so long as Borrower is the sole owner and holder of all of the Bonds; and (h) other Indebtedness, including, without limitation, Indebtedness arising under guarantees permitted under Section 11.5 hereof and Indebtedness arising under Capital Leases, in a maximum amount of principal outstanding at anyone time of $40,000,000.00.

11.4 Sale of Assets. Borrower shall not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any material part of its now owned or hereafter acquired assets during any twelve (12) month period commencing as of December 21, 1999 and each December 21 thereafter, except: (a) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (b) the sale or other disposition of assets no longer necessary or useful for the conduct of its business, (c) sales of assets in an amount not to exceed $12,000,000.00 (valued at the greater of the book value or the market value) in the aggregate during any such twelve (12) month period, (d) the transfer of the property described on Exhibit 11.4 hereto in consideration of the acquisition of ownership of the Bonds; and (e) in connection with the dissolution of Cooperative.

1.4 Clause (h) of Section 11.8 is re-designated as clause (i) and a new clause (h) is added to read as follows:

(h)
the Bonds; and

1.5 The document attached hereto as Exhibit 11.4 shall be Exhibit 11.4 to the Credit Agreement.

2. Conditions to Effectiveness of this Third Amendment. The

effectiveness of this Third Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. The Administrative Agent shall have received originals of this Third Amendment duly executed by Borrower and all other parties hereto.

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Third Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the

Administrative Agent, by wire transfer of immediately available federal funds: (a) all fees presently due under the Credit Agreement (as amended by this Third Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 15.1 of the Credit Agreement.
3.
General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this Third Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this Third Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Third Amendment and all remaining provisions of this Third Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this Third Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this Third Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Third Amendment.

3.7 Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe@ file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Third Amendment by telefax, facsimile, or e-mail transmission of an Adobe@ file format document also shall deliver an original executed counterpart of this Third Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT: CoBank, ACB
By: /s/ Michael Tousignant
Name: Michael Tousignant
Title: Vice President
BORROWER:
National Cooperative Refinery Association
By: /s/ John G. Buehrle
Name: John G. Buehrle
Title: CFO
SYNDICATION PARTIES:
CoBank, ACB
By: /s/ Michael Tousignant
Name: Michael Tousignant
Title: Vice President
U.S. Ag Bank, FCB
By: /s/ Travis W. Ball
Name: Travis W. Ball
Title: Vice President

3634573_3.DOC

EXHIBIT 11.4
(description of property transferred in exchange for the Bonds)

[ATTACH DESCRIPTION]

National Cooperative Refinery Association
	All Clean Fuel Projects	Total Expenditures
10112	Unicracker Unit	$	114,892,335.82
10122	Flare -Unicracker/H2/Depentanizer		$6,713,294.51
10132	Hydrogen Unit		$32,661,668.49
10142	Platformer PSA Unit		$9,492,140.26
10152	Sulfur Recovery Unit		$36,088,601.34
10162	Amine/SWS Unit		$14,485,623.29
10172	Engr & Cost Estimating of CF		$4,427,482.02
10182	Vacuum Unit Revamp		$3,334,505.96
10192	FCC Unit Revamp		$1,497,607.15
10202	FCC Gas Plant Revamp		$164,030.65
10222	2 new reactors for DHT Unit		$14,076,672.31
10232	Net Hydrogen Compressor at Platformer		$6,783,064.90
10242	Revamp Tank Farm Stg		$24,918,039.47
10252	Interconnecting piping for CF		$17,312,964.39
10262	Boiler Water Treatment		$2,320,817.86
10272	35KV Electrical Feed		$9,965,118.64
10282	Construction Site Development for CF		$1,957,227.34
10292	Project Mgmt for CF		$14,480,379.29
10302	CF Tie Ins and Start Ups	$	4,574,905.12
12343	New Control Building		$2,978,052.04
12573	Connect Cenex Tanks to Refinery		$1,785,906.92
17631	Design & Cost Est for New Control Bldg		$89,562.23

		$	325,000,000.00